UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2017

Whitestone REIT
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34855	76-0594970

(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500
Houston, TX	77063

(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On May 26, 2017, Whitestone REIT (the “Company”), through Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), completed the acquisition of a retail center located at BLVD Place in Houston, Texas, a property that meets the Company’s Community Centered Property™ strategy (“BLVD Place”), for a purchase price of approximately $158.0 million in cash and net prorations, pursuant to an Agreement of Purchase and Sale, dated as of March 21, 2017, with Phase II Boulevard Place, LP. The Company funded the purchase price of BLVD Place through a combination of cash on hand and $80.0 million of asset level mortgage financing (the “BLVD Financing”). BLVD Place contains 216,944 square feet of leasable space and is approximately 99.2% leased. In addition, included in the purchase of BLVD Place is approximately 1.43 acres of developable land that will give the Company the ability to build an estimated 136,930 square feet of additional leasable space, based on current plans.

The Company obtained the BLVD Financing pursuant to a promissory note, dated as of May 26, 2017, issued by Whitestone Houston BLVD Place LLC to American General Life Insurance Company (the “BLVD Promissory Note”) and Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of May 26, 2017, issued by Whitestone Houston BLVD Place LLC for the use and benefit of American General Life Insurance Company (the “BLVD Deed of Trust” and, together with the BLVD Promissory Note, the “BLVD Loan Documents”). The BLVD Financing matures on July 1, 2027 and accrues interest at a fixed interest rate of 3.72% per annum. The BLVD Loan Documents require interest only payments with all principal repayable upon maturity. The BLVD Financing is a non-recourse loan secured by the real property located at BLVD Place, including the related equipment, fixtures, personal property and other assets, with a limited carve-out guarantee by the Operating Partnership.

Item 7.01. Regulation FD Disclosure.

On May 30, 2017, the Company issued a press release announcing the acquisition of BLVD Place, which is furnished herewith as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed or to be filed by the Company under the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

Certain required financial statements related to the acquisition of BLVD Place will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

Certain required pro forma financial information related to the acquisition of BLVD Place will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Whitestone REIT, dated May 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
Date: May 26, 2017	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Whitestone REIT, dated May 30, 2017.